EXHIBIT 10.4
PROMISSORY NOTE
Floating Rate (LIBOR)/
Scheduled Principal Payments

50 Kennedy Plaza
Providence, Rhode Island 02903-2305
December 28, 1995
$2,500,000.00

1. For value received, the undersigned promises to pay to the order of Fleet Credit Corporation ("Lender") having its principal place of business in Providence, Rhode Island (together with any other holder of this Note, hereinafter referred to as the "Holder"), the principal sum of $2,500,000.00, together with interest thereon as provided herein.

2. This Note shall be payable by the undersigned to Holder in 36 consecutive installments of principal and interest (the "Payments") commencing on January 28, 1996 and continuing each month thereafter through and including December 27, 1998 (the "Maturity Date") Each succeeding Payment shall be due and payable on the same day of the month as in the initial Payment set forth above in each succeeding payment period during the term of the Note (each, a "Payment Date"). The principal amount of this Note shall be payable by the undersigned to Holder in 36 consecutive monthly installments (the "Principal Installments") in the amounts set forth in and corresponding to each of the numbered Payments listed in Schedule
A attached hereto and incorporated herein by this reference.

3. Interest shall accrue on the entire principal amount of this Note outstanding from time to time as provided below, from the date hereof until the principal amount of this Note is paid in full, and shall be due and payable together with the Principal Installments on each Payment Date. The final Payment due and payable on the Maturity Date shall in any event be equal to the entire outstanding and unpaid principal amount of this Note, together with all accrued and unpaid interest, charges and other amounts owing hereunder and under the Security Agreement (as defined below). Interest shall accrue on the outstanding principal balance of this Note at a variable rate of interest, adjusted monthly, equal to the Index Rate (as hereinafter defined) plus 1.75% per annum (the "Interest Rate"). The "Index Rate" for the calculation of interest payable with any Payment shall be the one-month London Interbank Offered Rate (LIBOR) as published in the Wall Street Journal in effect as of the 15th day of the month preceding the applicable Payment Date. All interest hereunder shall be calculated on the basis of a year of 360 days composed of 12 months of 30 days each.

4. The entire unpaid principal balance of the Note may be prepaid in full (but not in part) upon thirty days written notice to Holder, provided that any such prepayment shall be made together with (a) all accrued interest and other charges owing hereunder or under the Security Agreement, and (b) if any principal payment on this Note is made for any reason whatsoever on a date other than the Payment Date, the undersigned shall: (i) pay to the Holder interest accrued thereon; and (ii) on demand, indemnify the Holder against all losses including actual loss of profit and expenses suffered by it in liquidating or otherwise employing deposits acquired to fund this Note until the end of the applicable
Payment Date. A certificate of the Holder as to the amount required to be paid by the undersigned under this subsection 4(b) shall accompany such demand and shall be final and conclusive, except in the case of manifest error or bad faith.

5. Time is of the essence in the payment and performance of those Obligations which are evidenced by this Note. In the event any amount due hereunder is not paid within ten (10) days of the date when due, the undersigned agrees to pay an administrative and late charge equal to one percent (1%) on and in addition to the amount of such overdue amount. In addition, the undersigned shall pay overdue interest on any delinquent Payment or other Obligation due (by reason of acceleration or otherwise) from thirty (30) days after the due date thereof through the date of payment thereof at a rate of interest equal to one percent (1%) in excess of the Interest Rate.

6. Each payment hereunder shall be made in lawful money of the United States and shall be payable to such account or address as Holder shall from time to time direct the undersigned. Whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or a public holiday, or the equivalent for banks generally under the laws of the State of Connecticut, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest. All amounts received hereunder or in respect of this Note shall be applied first, to accrued late charges and any other costs or expenses due and owing hereunder or under the terms of the Security Agreement; second, to accrued interest; and third, to unpaid principal. It is the intention of Holder to comply with all applicable usury laws. Accordingly, it is agreed that notwithstanding anything to the contrary contained herein, in no event shall any provision contained herein require or permit interest in excess of the maximum amount permitted by applicable law to be paid by the undersigned. If necessary to give effect to these provisions, Holder will, at its option, in accordance with applicable law, either refund any amount to the undersigned to the extent that it was in excess of that allowed by applicable law or credit such excess amount against the then unpaid principal balance hereunder.

7. Failure to pay this Note or any installment hereunder promptly within ten (10) days when due (unless payments are made by auto-debit from the undersigned's accounts with Fleet Bank, N.A. in which case no grace period shall apply), or the occurrence of an "Event of Default" under the Security Agreement of this date between Par Pharmaceutical, Inc. and the Holder (the "Security Agreement"), or default or failure in the performance or due observance of any of the terms, conditions or obligations (and expiration of any applicable grace or cure period) under any other agreement or instrument between the undersigned (or any endorser, guarantor, surety or other party liable for the undersigned's obligations hereunder, or any other entity controlling, controlled by, or under common control with the undersigned) and Holder (or any other entity controlling, controlled by or under common control with Holder), shall constitute a default hereunder and entitle Holder to accelerate the maturity of this Note and to declare the entire unpaid principal balance and all accrued interest and other charges hereunder (including prepayment fees calculated as of the date of default) and under the Security Agreement to be immediately due and payable, and to proceed at once to exercise each and every one of the remedies provided in the Security Agreement or otherwise available at law or in equity.

8. The undersigned and all other parties who may be liable (whether as endorsers, guarantors, sureties or otherwise) for payment of any sum or sums due or to become due under the terms of this Note waive diligence, presentment, demand, protest, notice of dishonor and notice of any other kind whatsoever and agree to pay all costs incurred by Holder in enforcing its rights under this Note or the Security Agreement, including reasonable attorneys' fees, and they do hereby consent to any number of renewals or extensions at any time in the payment of this Note. No extension of time for payment of this Note made by any agreement with any person now or hereafter liable for payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the undersigned under this Note, either in whole or in part. No delay or failure by Holder hereof in exercising any right, power, privilege or remedy shall be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and remedies provided for hereunder are cumulative and not exclusive of any other right or remedy available at law or in equity. The Holder of this Note may proceed against all or any of the Collateral (as defined in the Security Agreement) or against any guarantor hereof, or may proceed contemporaneously or in the first instance against the undersigned, in such order and at such times following default hereunder as Holder may determine in its sole discretion. All of the undersigned's obligations under this Note are absolute and unconditional, and shall not be subject to any offset or deduction whatsoever. The undersigned waives any right to assert, by way of counterclaim (other than mandatory or compulsory counterclaims) or affirmative defense (other than payment in full) in any action to enforce the undersigned's obligations hereunder, any claim whatsoever against the Holder of this Note.

9.   The undersigned represents and warrants to the Holder that:

          (a) The undersigned is a corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey. The undersigned has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction wherein the character of the properties owned or leased by it therein or in which the transaction of its business therein makes such qualification necessary and where failure to so qualify would not have a material adverse effect on the undersigned's condition, financial or otherwise.

          (b) The undersigned has full corporate power and authority to enter into and perform the obligations under this Note, to make the borrowings contemplated herein, to execute and deliver this Note and all other documents in connection herewith (collectively, the "Loan Documents") and to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper corporate action. No other consent or approval or the taking of any other action in respect of shareholders or of any public authority is required as a condition to the validity or enforceability of this Note or any of the other Loan Documents. The execution and delivery of this Note is for valid corporate purposes and will not violate the undersigned's Certificate of Incorporation or Bylaws.

          (c) This Note constitutes and the other Loan Documents delivered in connection herewith shall constitute, valid and legally binding obligations of the undersigned, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

          (d) To the best of the undersigned's knowledge, the execution, delivery and performance by the undersigned of this Note and the other Loan Documents (i) do not violate any provision of the Certificate of Incorporation or Bylaws of the undersigned, (ii) do not violate any order, decree or judgment, or any provision of any statute, rule or regulation, (iii) do not violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any shareholder agreement, stock preference agreement, mortgage, indenture or contract to which the undersigned is a party, or by which any of its properties are bound.

10. The undersigned shall furnish to the Holder the following to be prepared on a consolidated basis and in conformity with generally accepted accounting principles ("GAAP"), applied on a basis consistent with the preceding period:

          (a) a copy of the undersigned's SEC Form 10-K upon filing of same with the Securities and Exchange Commission;

          (b) a copy of the undersigned's SEC Form 10-Q upon filing of same with the Securities and Exchange Commission;

          (c) promptly upon the Holder's written request from time to time, such other information about the financial condition and operations of the undersigned as the Holder may reasonably request.

11. The undersigned agrees and covenants that from the date hereof until payment in full and performance of this Note, the undersigned shall, at the end of each fiscal quarter on a consolidated basis, be in compliance with the following financial covenants, all determined in accordance with GAAP:

          (a)  Net Worth.     (i) Maintain a Net Worth of not less
than SIXTY-FIVE MILLION and 00/100 DOLLARS ($65,000,000) increasing at the rate of not less than seventy-five percent (75%) of quarterly net income (after tax) to the undersigned.

          (b)  Ratio of Funded Debt to Tangible Net Worth.
Maintain a ratio of Funded Debt to Tangible Net Worth not to exceed the following:

     Ratio          Dates

     0.40 to 1.0    from October 1, 1995 through and including
                    September 28, 1996.

     0.35 to 1.0    from September 29, 1996 through and including
                    September 27, 1997

     0.30 to 1.0    from September 28, 1997 through and including
                    September 26, 1998

          (c)  Fixed Charge Coverage Ratio.  Maintain a Fixed
Charge Coverage Ratio as follows, to be calculated on a rolling four quarter basis:

     Ratio          Dates

     1.20 to 1.0    December 28, 1995

     1.20 to 1.0    June 29, 1996

     1.20 to 1.0    September 28, 1996

     1.25 to 1.0    December 28, 1996 and thereafter

          (d) Current Ratio. Maintain a Current Ratio of not less than 2.0 to 1.0.

          (e) For the purposes of this Section 11, the following terms shall have the following meanings:

               (i) "Capital Assets: shall mean assets that in accordance with GAAP are required or permitted to be depreciated or amortized on the undersigned's balance sheet.

               (ii) "Capital Leases" shall mean capital leases, conditional sales contracts and other title retention agreement related to the purchase or acquisition of Capital Assets.

               (iii) "Current Maturity of Long Term Debt ("CMLTD")" shall mean the current maturity of long term Indebtedness paid during the applicable period, including, but not limited to, amounts required to be paid under Capital Leases.

               (iv) "Current Ratio" shall mean, for the applicable period, the ratio of Total Current Assets to Total Current
Liabilities.

               (v) "Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")" shall mean, for the applicable period, income from continuing operations before the payment of interest and taxes plus depreciation, amortization and other non-cash charges (except accounting changes and one-time writeoffs) determined in accordance with GAAP.

               (vi) "Fixed Charge Coverage Ratio" shall mean for the applicable period, the ratio of EBITDA for the four quarters ending on the test date to CMLTD as of the beginning of such four quarters plus interest expense, income taxes and dividends for such four quarters. For purposes of the calculation of Fixed Charge Coverage Ratio, for each of the fiscal quarters in the fiscal year ending September 28, 1996, EBITDA shall exclude THREE MILLION DOLLARS AND NO/100 ($3,000,000.00), (the "$3,000,000.00
Exclusion") of research and development expenditures. After the fiscal year ending September 28, 1996 and starting with the fiscal quarter ending December 28, 1996, there is no longer the above $3,000,000.00 Exclusion.

               (vii) "Funded Debt" shall mean all debt obligations as evidenced by a note or other instrument in the public and private markets, excluding accounts payable and accrued obligations arising out of the normal course of business.

               (viii) "Intangible Assets" shall mean assets that in accordance with GAAP are properly classifiable as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, trade names and copyrights.

               (ix) "Net Worth" shall mean the excess of the undersigned's Total Assets minus its Total Liabilities.

               (x) "Tangible Net Worth" shall mean the excess of the undersigned's Total Assets minus its Intangible Assets and its Total Liabilities.

               (xi) "Total Assets" shall mean total assets determined in accordance with GAAP.

               (xii) "Total Current Assets" shall mean total current assets determined in accordance with GAAP.

               (xiii) "Total Current Liabilities" shall mean total current Indebtedness determined in accordance with GAAP.

               (xiv) "Total Liabilities" shall mean total
Indebtedness determined in accordance with GAAP.

12. THIS NOTE AND THE LEGAL RELATIONS OF THE UNDERSIGNED AND HOLDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW. THE UNDERSIGNED HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF RHODE ISLAND AND THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF RHODE ISLAND FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ITS OBLIGATIONS HEREUNDER, AND EXPRESSLY WAIVES ANY OBJECTIONS THAT IT MAY HAVE TO THE VENUE OF SUCH COURTS. THE UNDERSIGNED HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS NOTE.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized representative as of the date first above written.

ATTEST/WITNESS:                    MAKER:

   /s/Pura Donald                  PHARMACEUTICAL RESOURCES, INC.
------------------------------

Name:    Pura Donald               By: /s/ Robert I. Edinger
     -------------------------         -------------------------
                                   Name:  Robert I. Edinger
                                         ------------------------
                                   Title: Executive Vice President
                                         -------------------------
<PAGE.
PROMISSORY NOTE NO. 32047

SCHEDULE A


PAYMENT NO.    PRINCIPAL INSTALLMENT**

               1-36           $69,444.45





















** Interest is calculated separately and will be billed and payable at the time for payment of each Principal Installment in accordance with the terms of the Promissory Note identified above.

ATTEST/WITNESS:          MAKER: PHARMACEUTICAL RESOURCES, INC.

 /s/Pura Donald          By:  /s/Robert I. Edinger
----------------------      ---------------------------------
Name: Pura Donald        Name:     Robert I. Edinger
      ----------------         ------------------------------
                         Title:  Executive Vice President
                               ------------------------------